Exhibit 99.2

SOLAR JUICE PTY LIMITED

UNAUDITED INTERIM CONDENSED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

INDEX TO FINANCIAL STATEMENTS

Unaudited Interim Condensed Statements of Profit or Loss and Other Comprehensive Income	2
Unaudited Interim Condensed Balance Sheets	3
Unaudited Interim Condensed Statements of Changes in Equity	4
Unaudited Interim Condensed Statements of Cash Flows	5
Notes to the Unaudited Interim Condensed Financial Statements	6

UNAUDITED INTERIM CONDENSED STATEMENTS OF PROFIT OR LOSS

AND OTHER COMPREHENSIVE INCOME

FOR THE SIX-MONTHS ENDED DECEMBER 31, 2014 AND 2013

	Note	Six-months ended December 31 2014	Six-months ended December 31 2013
		AUD ‘000	AUD ‘000
Revenue	3	48,698	44,778
Cost of sales		(45,618)	(41,571)

Gross profit		3,080	3,207

Interest income	3	4	12
Other income	3	651	951
Other gains and losses		(1,446)	(68)
Allowance for bad and doubtful debts		(18)	(656)
Depreciation and amortisation expense		(37)	(39)
Consulting and other professional fees		(149)	(105)
Employee benefit expenses		(795)	(533)
Sales and marketing expenses		(242)	(120)
Occupancy expenses		(299)	(236)
Insurance expenses		(178)	(157)
Travel expenses		(58)	(25)
Finance costs		255	(165)
Other expenses		(324)	(193)

Profit before tax		444	1,873
Income tax expense	4	(133)	(562)

PROFIT FOR THE PERIOD		311	1,311

Other comprehensive income for the period, net of income tax		—	—

TOTAL COMPREHENSIVE INCOME FOR THE PERIOD		311	1,311

The accompanying notes are an integral part of these financial statements

UNAUDITED INTERIM CONDENSED BALANCE SHEETS

AS OF DECEMBER 31, 2014 AND 2013

	Note	December 31 2014	December 31 2013
		AUD ‘000	AUD ‘000
Current assets
Cash and bank balances		3,110	3,193
Trade and other receivables	5	9,468	9,485
Other financial assets		544	572
Inventories		11,409	11,629
Other		453	997

Total current assets		24,984	25,876

Non-current assets
Property, plant and equipment		358	431
Deferred tax assets		474	275

Total non-current assets		832	706

Total assets		25,816	26,582

Current liabilities
Trade and other payables	6	14,139	14,595
Borrowings	7	3,394	2,214
Current tax liabilities		—	2,722
Provisions		246	208
Other liabilities		33	9

Total current liabilities		17,812	19,748

Non-current liabilities
Deferred tax liabilities		27	80

Total non-current liabilities		27	80

Total liabilities		17,839	19,828

Net assets		7,977	6,754

Equity
Issued capital	8	—	—
Retained earnings		7,977	6,754

Total equity		7,977	6,754

The accompanying notes are an integral part of these financial statements

UNAUDITED INTERIM CONDENSED STATEMENTS OF CHANGES IN EQUITY

FOR THE SIX-MONTHS ENDED DECEMBER 31, 2014 AND 2013

	Issued capital	Retained earnings	Total
	AUD ‘000	AUD ‘000	AUD ‘000
Balance at July 1, 2013	—	7,443	7,443
Profit for the period	—	1,311	1,311
Other comprehensive income net of tax	—	—	—

Total comprehensive income for the period	—	8,754	8,754

Payment of dividends	—	(2,000)	(2,000)

Balance at December 31, 2013	—	6,754	6,754

Balance at July 1, 2014	—	8,466	8,466
Profit for the period	—	311	311
Other comprehensive income net of tax	—	—	—

Total comprehensive income for the period	—	8,777	8,777

Payment of dividends	—	(800)	(800)

Balance at December 31, 2014	—	7,977	7,977

The accompanying notes are an integral part of these financial statements.

UNAUDITED INTERIM CONDENSED STATEMENTS OF CASH FLOWS

FOR THE SIX-MONTHS ENDED DECEMBER 31, 2014 AND 2013

	Note	Six-months ended December 31 2014	Six-months ended December 31 2013
		AUD ‘000	AUD ‘000
Cash flows from operating activities
Receipts from customers		51,990	48,759
Payments to suppliers and employees		(49,819)	(47,954)
Interest received		286	12
Interest and other costs of finance paid		(28)	—
Net income tax paid		(496)	(959)

Net cash (used in) / generated by operating activities		1,933	(142)

Cash flows from investing activities
Proceeds from sale of fixed assets		—	19
Payments for property, plant and equipment		—	(65)
Amounts advanced to related parties		(202)	—

Net cash used in investing activities		(202)	(46)

Cash flows from financing activities
Proceeds from repayment of the loans from shareholders		301	—
Proceeds from shareholders’ loan		199	—
Proceeds from borrowings		1,917	—
Dividends paid		(800)	(2,000)
Repayment of borrowings		(159)	(67)

Net cash (used in)/ generated by financing activities		1,458	(2,067)

Net (decrease) / increase in cash and cash equivalents		3,189	(2,255)

Cash and cash equivalents at the beginning of the period		(79)	5,448

Cash and cash equivalents at the end of the period		3,110	3,193

The accompanying notes are an integral part of these financial statements.

NOTES TO THE UNAUDITED INTERIM CONDENSED FINANCIAL STATEMENTS

NOTE 1—REPORTING ENTITY

Solar Juice Pty Limited (the “Company”) was incorporated on September 18, 2009. The addresses of its registered office and its principal place of business are as follows:

Unit 1

10-12 Forsyth Close

WETHERILLPARK NSW 2164

Australia

The Company is a proprietary company, incorporated in Australia. The entity’s principal activities are the distribution of solar photovoltaic panels, solar inverters and other energy efficient solutions, both domestically and internationally. On May 28, 2015, 80% of the company’s equity interests were acquired by Solar Power, Inc. (“SPI”), an entity whose common stock is traded on the Over the Counter Bulletin Board in the United States. Thereafter, SPI has become the ultimate controlling party of the Company.

NOTE 2—BASIS OF PREPARATION OF FINANCIAL STATEMENTS

These interim condensed financial statements of the Company have been prepared in accordance with International Accounting Standards (IAS) 34 “Interim Financial Reporting” issued by the International Accounting Standards Board (“IASB”). They do not include all the information required for a complete set of financial statements prepared in accordance with International Financial Reporting Standards (“IFRSs”). However, selected explanatory notes are included to explain events and transactions that are significant to an understanding of the changes in the Company’s financial position and performance since the financial statements for the year ended as June 30, 2014.

The interim condensed financial statements were authorized for issue by the Board of Directors of the Company on August 6, 2015.

The preparation of financial statements in conformity with IFRS requires the use of certain critical accounting estimates. It also requires management to exercise its judgment in the process of applying the Company’s accounting policies. Actual results could differ from those estimates and such differences could affect the results of operations reported in future periods.

NOTE 3—REVENUE

	Six-months ended December 31 2014	Six-months ended December 31 2013
	AUD ’000	AUD ’000
The following is an analysis of the company’s revenue for the period:
Revenue from the sale of goods	48,698	44,778
Interest income	4	12

Other Income:
- Freight income	336	354
- Marketing income	314	554
- Management fees	—	13
- Other	1	30

	651	951

NOTES TO THE UNAUDITED INTERIM CONDENSED FINANCIAL STATEMENTS

NOTE 4—INCOME TAXES

(a)	Income tax recognised in profit or loss

	Six-months ended December 31 2014	Six-months ended December 31 2013
	AUD ’000	AUD ’000

Current tax
In respect of the current period	418	497

Deferred tax
In respect of the current period	(285)	65

Total tax expense	133	562

NOTE 5—TRADE AND OTHER RECEIVABLES

	December 31 2014	December 31 2013
	AUD ’000	AUD ’000

Trade receivables	9,612	9,586
Less: allowance for doubtful debts	(144)	(101)

	9,468	9,485

NOTE 6—TRADE AND OTHER PAYABLES

	December 31 2014	December 31 2013
	AUD ’000	AUD ’000

Trade payables	13,767	13,758
Goods and services tax payable, net	19	—
Customer deposits	238	189
Other creditors and accruals	115	648

	14,139	14,595

NOTE 7—BORROWINGS

	December 31 2014	December 31 2013
	AUD ’000	AUD ’000
Current
Unsecured – at amortised cost
Shareholders’ loans:
- Andrew Burgess (i)	3	384
- Rami Fedda (i)	46	425
- Simon Tan (i)	1,364	1,214

	1,413	2,023

Secured – at amortised cost
Bank loan – Trade Finance Imports (ii)	1,901	—
Bank loan – Insurance premium finance	80	191

	3,394	2,214

NOTES TO THE UNAUDITED INTERIM CONDENSED FINANCIAL STATEMENTS

Summary of borrowing arrangements:

(i)	The shareholders’ loans are non-demand loans, have no terms of repayment, are non-interest bearing, and are unsecured.
(ii)	Secured by all existing and future assets and undertakings owned by the Company and AUD 6.3 million limited guaranteed and Indemnity by the directors, Rami Fedda and Andrew Burgess, the Company was granted a Trade Finance – Imports facility AUD 6 million, which is to be used exclusively for international business purposes, namely to assist with the importation of goods into Australia from overseas. Individual drawdowns requested should match the underlying trade terms of the import transaction but total financing must not exceeding 120 days after arrival of the goods in Australia. The interest rate is variable based on basic rate (advised at drawdown) plus 1.25% per annum.

NOTE 8—ISSUED CAPITAL

	December 31, 2014	December 31, 2013
	AUD	AUD
100 fully paid ordinary shares	100	100

	December 31, 2014		December 31, 2013
	No.	AUD	No.	AUD
Fully paid ordinary shares
Balance at beginning of the period	100	100	100	100

Balance at end of the period	100	100	100	100

Fully paid ordinary shares carry one vote per share and carry the right to dividends.

Changes to the then Corporations Law abolished the authorised capital and par value concept in relation to share capital from July 1, 1998. Therefore, the company does not have a limited amount of authorised capital and issued shares do not have a par value.

NOTE 9—RELATED PARTY TRANSACTIONS

(a)	Key management personnel compensation

The aggregate compensation made to directors and other members of key management personnel (including directors’ spouses) of the company is set out below:

	Six-months ended December 31 2014	Six-months ended December 31 2013
	AUD	AUD

Salaries and wages	166,400	129,600
Post employment obligations	15,800	11,700

	182,200	141,300

(b)	Shareholders’ loans

Details of shareholders’ loans are disclosed in Note 7 to the financial statements.

(c)	Loans to related parties

	December 31 2014	December 31 2013
	AUD ‘000	AUD ‘000
Unsecured – at amortised cost
Loans to related parties:
- Solar Juice Commercial Pty Limited	208	300
- Fabral Holdings Pty Limited	202	—

	410	300

NOTES TO THE UNAUDITED INTERIM CONDENSED FINANCIAL STATEMENTS

Loans to related parties are included in other financial assets.

(d)	Transactions between Solar Juice Pty Limited and its other related parties

During the period, the following trading transactions occurred between the company and its other related parties:

	Sales of goods		Purchases of goods
	Six-months ended December 31 2014	Six-months ended December 31 2013	Six-months ended December 31 2014	Six-months ended December 31 2013
	AUD ’000	AUD ’000	AUD ’000	AUD ’000

Other related parties (i)	1,243	2,189	450	3,882

(i)	Other related parties of the company relate to entities under the common control of either Andrew Burgess, Rami Fedda or Simon Tan, shareholders and directors of the company.

Sales of goods to other related parties were made at the company’s usual list prices. Purchases from other related parties are made in arm’s length transactions both at normal market prices and on normal commercial terms unless otherwise stated.

The following balances were outstanding at the end of the reporting period:

	Amounts owed by other related parties		Amounts owed to other related parties
	December 31 2014	December 31 2013	December 31 2014	December 31 2013
	AUD ’000	AUD ’000	AUD ’000	AUD ’000

Other related parties (i)	1,033	513	30	896

(i)	Amounts owed by other related parties are included in trade and other receivables under Note 5. Amounts owed to other related parties are included in trade and other payables under Note 6.

NOTE 10—EVENTS AFTER THE REPORTING PERIOD

The Company received a Notice to Produce Documents request from the Australian Customs Border Protection Service in relation to the tariff classification of certain imports in October 2014, consistent with similar requests issued to other companies in the solar PV (photovoltaic) industry. Whilst no official claim for payment has been made on the company by the Australian Customs Border Protection Service, the company has submitted an application for an internal review via the Tariff Advice mechanism in January 2015 and is still awaiting a response from customs. Based on an internal review by management as well as external legal advice, the directors are confident that the company has classified its imports correctly and that no significant liability will arise. In the unlikely event of the Company being unsuccessful in this claim, the directors have estimated the liability (not including any penalties or charges if any) up to be AUD 0.9million and AUD 0.6million as of December 31, 2014 and 2013 respectively. Solar Juice is committed to working with key stakeholders including the Australian Customs Border Protection Service, The Clean Energy Council, and other industry members to obtain an industry representative solution to the Australian Customs investigation.

On May 28 2015, SPI China (HK) Limited, a wholly owned subsidiary of Solar Power, Inc., acquired 80% of the Company’s shares from the original shareholders. According to the terms agreed in the share purchase agreement between SPI China (HK) Limited and the original shareholders, the Company appointed four additional directors nominated by SPI on the same day.

In May 2015, the loans to other related parties (disclosed in note 9) have been fully repaid.

Other than the above, there has not been any matter or circumstance, other than that referred to in the financial statements or notes thereto, that has arisen since the end of the reporting period, that has significantly affected, or may significantly affect, the operations of the company, the results of those operations, or the state of affairs of the company in future financial years.